Exhibit 3.3(a)

ARTICLES OF INCORPORATION

OF

BELL CHINA INVESTMENTS, INC.

The undersigned individual, acting as incorporator of a corporation under the Texas Business Corporation Act (“Act”), does hereby adopt the following articles of incorporation for such corporation:

1.	Name: The name of the corporation is Bell China Investments, Inc.

2.	Duration. The period of its duration is perpetual.

3.	Purpose. The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Act and the exercise of any and all powers which are or may be permitted by law, and to do any and all things hereinbefore set forth to the same extent as a natural person might or could do.

4.	Registered Office and Agent. The street address of the initial registered agent is 6225 N. State Hwy. 161, Suite 300, Irving, Texas 75038, and the name of its initial registered agent at such address is Jeffrey L. Gregg.

5.	Commencement of Business. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

6.	Shares. The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) Common Shares with no par value.

7.	Pre-Emptive Right. No shareholder shall have any preemptive right to purchase or acquire any shares of the corporation.

8.	Written Consent by Shareholder. Any action which must be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without notice and without a vote, if a consent or consents in writing, setting forth the action taken, is signed by the holder or holders of a majority of shares of all shares entitled to vote on the action were present and voted.

9.	Non-Cumulative Voting. Cumulative voting is expressly prohibited. Directors shall be elected by majority vote of the shares represented at any meeting at which a quorum is present.

10.	Bylaws. The power to alter, amend or repeal the Bylaws, or to adopt new Bylaws, shall be vested in either the shareholders or the Board of Directors of the corporation.

11.

Initial Directors. The number of directors constituting the initial Board of Directors is two (2); thereafter, the number of directors of the corporation shall be fixed in accordance with the Bylaws. The name and address of the person or persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Name	Address

William N. Fry	6225 N. State Hwy 161, Suite 300 Irving, Texas 75038

Jeffrey L. Gregg	6225 N. State Hwy. 161, Suite 300 Irving, Texas 75038

12.	Limitation of Liability of Directors. Directors of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this provision shall not eliminate or limit the liability of a director for:

(1)	a breach of a director’s duty of loyalty to the corporation or its shareholders;

(2)	an act or omission not in good faith that constitutes a breach of the director’s duty to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(3)	a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office.

(4)	an act or omission for which the liability of a director is expressly provided by statute; or

(5)	an act related to an unlawful stock repurchase or payment of a dividend

13.	Incorporator. The name and address of the incorporator is:

Kal Malik	3700 Thanksgiving Tower
1601 Elm Street
Dallas, Texas 75201

The corporation shall indemnify the incorporator against judgments, penalties, fines, and reasonable expenses in connection with the incorporator’s acts with respect to the formation of this corporation, and the incorporator shall have no further duties or obligations to the corporation, its shareholders, directors or officers upon completion of the incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 15lh day of December, 2005

/s/ Kal Malik
Kal Malik, Incorporator

Form 401 (Revised 01/06)		This space reserved for office use
Return in duplicate to: Secretary of State P 0 Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	[SEAL OF THE STATE OF TEXAS] Statement of Change of Registered Office/Agent	FILED In the Office of the Secretary of State of Texas JAN 1 8 2006 Corporations Section

Entity Information

The name of the entity is:

Bell China Investments, Inc.
State the name of the entity as currently shown in the records of the secretary of state

The file number issued to the filing entity by the secretary of state is:	800584562

The registered agent and registered office of the entity as currently shown on the records of the

secretary of state are:	Jeffrey L. Gregg
6225 N. State Hwy. 161, Suite 300, Irving, Texas 75038

Change to Registered Agent/Registered Office

The certificate of formation or registration is modified to change the registered agent and/or office of the filing entity as follows:

Registered Agent Change

(Complete either A or B, but not both Also complete C if the address has changed)

☐   A   The new registered agent is an organization (cannot be entity named above) by the name of:

OR

☒   B   The new registered agent is an individual resident of the state whose name is.

Kal		Malik
First Name	MI	Last Name	Suffix

Registered Office Change

☒   C   The business address of the registered agent and the registered office address is changed to:

3700 Thanksgiving Tower 1601 Elm Street	Dallas	TX	75201
Street Address (No P.O. Box)	City	State	Zip Code

The street address of the registered office as stated in this instrument is the same as the registered

Form 401

agent’s business address

Statement of Approval

The change specified in this statement has been authorized by the entity in the manner required by the BOC or in the manner required by the law governing the filing entity, as applicable

Effectiveness of Filing (Select either A, B, or C)

A ☒ This document becomes effective when the document is filed by the secretary of state.
B ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument

Date: January 17, 2006	/s/ Kal Malik
Attorney-in-fact
Signature and title of authorized person (see instructions)

Form 401

4

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	[SEAL OF THE STATE OF TEXAS]	Phil Wilson Secretary of State

Forfeiture pursuant to Section 171.309 of the Texas Tax Code of

Bell China Investments, Inc.

File Number : 800584562	Certificate / Charter forfeited :	November 09, 2007

The Secretary of State hereby determines and finds the following:

1.	The Secretary of State has received certification from the Comptroller of Public Accounts under Section 171.302 of the Texas Tax Code that there are grounds for forfeiture of the charter or certificate of authority of the referenced entity.

2.	The entity has not revived its forfeited corporate privileges within 120 days after the date that the corporation privileges were forfeited.

3.	The Comptroller of Public Accounts has determined that the entity does not have assets from which a judgment for any tax, penalty, or court costs imposed under Chapter 171 of the Code may be satisfied.

It is therefore ordered that the entity’s charter or certificate of authority be forfeited without judicial ascertainment and that the proper entry be made upon the permanent files and records of such entity to show such forfeiture as of the date hereof.

/s/ Phil Wilson
[SEAL OF THE STATE OF TEXAS]	Phil Wilson
Secretary of State

Come visit us on the Internet@http://www.sos.state.tx.us/
(512)463-5555	FAX (512) 463-5709	TTY 7-1-1

[SEAL OF THE STATE OF TEXAS]	Office of the Secretary of State
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697

APPLICATION FOR REINSTATEMENT AND

REQUEST TO SET ASIDE REVOCATION OR FORFEITURE

Name of entity:	Bell China Investments, Inc.
File No.:	800584562	Taxpayer ID No.:	32018741770
1. The entity named above was forfeited or its certificate of authority was revoked on:

November 9, 2007	for the following reason:

(date)

(check one)
☐ (a) failure to maintain a registered agent;
☑ (b) failure to file a franchise tax return and/or pay state franchise tax;
☐ (c) other:

2.   The entity has corrected the default and has paid all fees, taxes, and penalties due.

3.   The entity applies for reinstatement and requests that the secretary of state set aside the forfeiture or the revocation of its certificate of authority.

By:	/s/ Richard D. Tipton
(signature)

Richard D. Tipton, Senior Vice President, General Counsel & Secretary
(title)

[SEAL OF THE TEXAS

OFFICE OF THE COMPTROLLER]

TEXAS COMPTROLLER OF PUBLIC ACCOUNTS

AUSTIN, TEXAS 78774-0100

March 27, 2008

BELL CHINA INVESTMENTS INC

6225 N STATE HIGHWAY 161 STE 300

IRVING, TX 75038-2224

TAX CLEARANCE LETTER FOR REINSTATEMENT*

To:	Texas Secretary of State Corporations Section

Re:	BELL CHINA INVESTMENTS INC Taxpayer number: 32018741770 File number: 0800584562

The above referenced corporation has met all franchise tax requirements and is eligible for reinstatement through May 15, 2008.

/s/ Denise Morales
DENISE MORALES
Enforcement - Austin Central Field Operations - Enforcement (512) 463-6312

*To reinstate this entity, an application for reinstatement (SOS Form 801), this tax clearance letter, and the appropriate filing fee, if applicable, must be filed with the Texas Secretary of State on or before the expiration date of this letter.

An application and instructions for reinstatement can be obtained by visiting

http://www.sos.state.tx.us/corp/forms.shtml or by calling 512/463-5581.

Note: If the entity fails to reinstate on or before the tax clearance date indicated in this letter, additional franchise tax filing requirements must be met and a new request for tax clearance must be submitted prior to reinstatement.

Form 05-377 (Rev. 5-05/2)

Form 401 (Revised 01/06)		This space reserved for office use.
Return in duplicate to: Secretary of State P 0 Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	[SEAL OF THE STATE OF TEXAS] Statement of Change of Registered Office/Agent

Entity Information

The name of the entity is:

Bell China Investments, Inc.
State the name of the entity as currently shown in the records of the secretary of state.

The file number issued to the filing entity by the secretary of state is:	800584562

The registered agent and registered office of the entity as currently shown on the records of the

secretary of state are:	Kal Malik - 3700 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201

Change to Registered Agent/Registered Office

The certificate of formation or registration is modified to change the registered agent and/or office of the filing entity as follows:

Registered Agent Change

(Complete either A or B, but not both Also complete C if the address has changed.)

☑   A.   The new registered agent is an organization (cannot be entity named above) by the name of:

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service

OR

☐   B.   The new registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

Registered Office Change

☑   C.   The business address of the registered agent and the registered office address is changed to:

701 Brazos Street, Suite 1050	Austin	TX	78701
Street Address (No P.O. Box)	City	State	Zip Code

The street address of the registered office as stated in this instrument is the same as the registered

Form 401

agent’s business address.

Statement of Approval

The change specified in this statement has been authorized by the entity in the manner required by the BOC or in the manner required by the law governing the filing entity, as applicable.

Effectiveness of Filing (Select either A, B, or C)

A ☑ This document becomes effective when the document is filed by the secretary of state.
B ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: March 25, 2008	/s/ Richard D. Tipton
Richard D. Tipton, Senior Vice President, General Counsel & Secretary
Signature and title of authorized person (see instructions)

Form 401

Form 404 (revised 9/05)	[SEAL OF THE STATE OF TEXAS] Articles of Amendment Pursuant to Article 4.04, Texas Business Corporation Act	This space reserved for office use.
Return in duplicate to: Secretary of State P. O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $150

Article 1 -Name

The name of the corporation is as set forth below:

Bell China Investments, Inc.
State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the corporation by the secretary of state is:	800584562

Article 2—Amended Name

(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)

The amendment changes the articles of incorporation to change the article that names the corporation.

The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is (state the new name of the corporation below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability is recommended.

Article 3 -Amendment to Registered Agent/Registered Office

The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:

Registered Agent of the Corporation

(Complete either A or B, but not both. Also complete C.)

☐  A.  The registered agent is an organization (cannot be corporation named above) by the name of:

OR

☐  B.  The registered agent is an individual resident of the state whose name is set forth below.

First Name	Ml	Last Name	Suffix

Registered Office of the Corporation (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:
Street Address	City	State	Zip Code

TX

Form 401

Article 4 – Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

“RESOLVED, that the sole director of Bell China Investments, Inc. shall be as follows: Daniel J. Arment.” 6225 North State HWY 161 Suite 300 Irving, TX 75038

Article 5—Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

A. ☒ This document will become effective when the document is filed by the secretary of state.
OR
B. ☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

June 23, 2008 Date	/s/ Mark Tripp, CFO
Signature of Authorized Officer

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Form 404